UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            July 27, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2010, The Southern Company (“Southern Company”) announced that (1) David M. Ratcliffe, Chairman, President and Chief Executive Officer of Southern Company, will retire effective December 1, 2010; (2) Thomas A. Fanning, currently Executive Vice President and Chief Operating Officer of Southern Company, has been elected by the Southern Company Board of Directors (A) as President of Southern Company, effective August 1, 2010, and (B) as Director, Chairman of the Board, President and Chief Executive Officer of Southern Company, effective December 1, 2010; (3) W. Paul Bowers, currently Executive Vice President and Chief Financial Officer of Southern Company, has been elected by the Georgia Power Company (“Georgia Power”) Board of Directors as Chief Operating Officer of Georgia Power, effective August 13, 2010, and will remain Executive Vice President of Southern Company; (4) Anthony J. Topazi, currently President and Chief Executive Officer of Mississippi Power Company (“Mississippi Power”), has been elected by the Southern Company Board of Directors as Executive Vice President and Chief Operating Officer of Southern Company, effective August 13, 2010; and (5) Art P. Beattie, currently Executive Vice President, Chief Financial Officer and Treasurer of Alabama Power Company (“Alabama Power”), has been elected by the Southern Company Board of Directors as Executive Vice President and Chief Financial Officer of Southern Company, effective August 13, 2010.
Mr. Fanning, 53, has served as Executive Vice President and Chief Operating Officer of Southern Company since February 2008.  Mr. Fanning previously served as Executive Vice President and Chief Financial Officer of Southern Company from May 2007 through January 2008 and as Executive Vice President, Chief Financial Officer and Treasurer of Southern

Company from April 2003 to May 2007.  On July 27, 2010, the Compensation and Management Succession Committee of the Southern Company Board of Directors (the “Compensation Committee”) approved changes in base salary and annual performance-based compensation target (“Target”) in connection with the change in position.  Effective August 1, 2010, Mr. Fanning’s base salary will be $950,000 per year and his Target will be 105% of base salary.
Mr. Bowers, 53, has served as Executive Vice President and Chief Financial Officer of Southern Company since February 2008.  Mr. Bowers previously served as Executive Vice President of Southern Company from May 2007 to February 2008 and President of Southern Company Generation, a business unit of Southern Company, and Executive Vice President of Southern Company Services, Inc., a wholly-owned subsidiary of Southern Company, from May 2001 through January 2008.  On July 27, 2010, the Compensation Committee approved a change in base salary in connection with the change in position.  Effective August 13, 2010, Mr. Bowers’ base salary will be $680,000 per year.  The Target for Mr. Bowers will remain at 75% of base salary.  Effective July 27, 2010, the Compensation Committee also awarded Mr. Bowers Restricted Stock Units (“RSUs”) valued at $1,190,000 based on the closing price of the common stock of Southern Company on the New York Stock Exchange on July 27, 2010 under the terms of Southern Company’s Omnibus Incentive Compensation Plan as Amended and Restated effective January 1, 2007.  The RSUs will be credited with deemed dividends and treated as if reinvested in additional RSUs until paid.  The RSUs shall vest and become payable in shares of Southern Company common stock on July 27, 2013, provided Mr. Bowers remains employed by an affiliate of Southern Company through such date.  The RSUs shall vest and become payable prior to July 27, 2013 if Mr. Bowers dies, separates from service on account of disability, or is involuntarily terminated not for cause prior to July 27, 2013.
Mr. Topazi, 60, has served as President and Chief Executive Officer of Mississippi Power since January 2004.  On July 27, 2010, the Compensation Committee approved changes in base salary and Target in connection with the change in position.  Effective August 13, 2010, Mr. Topazi’s base salary will be $578,000 per year and his Target will be 75% of base salary.  The Compensation Committee also approved a discretionary bonus of $100,000, plus tax assistance, for Mr. Topazi related to his efforts in the regulatory proceedings resulting in a Certificate of Public Convenience and Necessity allowing construction of the Kemper County Integrated Coal Gasification Combined Cycle project.
Mr. Beattie, 56, has served as Executive Vice President, Chief Financial Officer and Treasurer of Alabama Power since February 2005.  On July 27, 2010, the Compensation Committee approved changes in base salary and Target in connection with the change in position.  Effective August 13, 2010, Mr. Beattie’s base salary will be $535,000 per year and his Target will be 75% of base salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2010	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary